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                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

CHICAGO                          FIRSTAR CENTER                        SAN DIEGO
JACKSONVILLE                777 EAST WISCONSIN AVENUE              SAN FRANCISCO
LOS ANGELES              MILWAUKEE, WISCONSIN 53202-5367             TALLAHASSEE
MADISON                     TELEPHONE (414) 271-2400                       TAMPA
ORLANDO                     FACSIMILE (414) 297-4900            WASHINGTON, D.C.
SACRAMENTO                                                       WEST PALM BEACH
                              WRITER'S DIRECT LINE

                                  August 19, 1996






WPL Holdings, Inc.
222 West Washington Avenue
Madison, Wisconsin  53703

Ladies and Gentlemen:

          We have acted as counsel for WPL Holdings, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Joint Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus, as supplemented, constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 4,080,375 shares of common stock, $.01 par value, of the Company (the "Common Stock") and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights") which are proposed to be issued by the Company in connection with the mergers (the "Mergers") contemplated by that certain Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among the Company, IES Industries Inc., an Iowa corporation, Interstate Power Company, a Delaware corporation ("IPC"), WPLH Acquisition Co., a Wisconsin corporation and a wholly-owned subsidiary of the Company ("Acquisition"), and Interstate Power Company, a Wisconsin corporation and a wholly-owned subsidiary of IPC. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of February 22, 1989, by and between the Company and Morgan Shareholder Services Trust Company (the "Rights Agreement").

          In connection with our representation, we have examined: (a) the Registration Statement, including the Joint Proxy Statement/Prospectus as supplemented; (b) the Restated Articles of Incorporation and By-Laws of the Company, as amended to date; (c) the terms of a proposed amendment to the Restated Articles of Incorporation of the Company providing for an increase in the number of shares of Common Stock authorized for issuance from 100,000,000 to 200,000,000 (the "Common Stock Amendment"); (d) the Rights Agreement; (e) the Merger Agreement; and (f) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.


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WPL Holdings, Inc.
August 19, 1996
Page 2

          Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.


          2. Subject to approval of the Merger Agreement (including the transactions contemplated thereby) and the Common Stock Amendment by the shareholders of the Company, as well as the filing of Articles of Amendment in Wisconsin reflecting the Common Stock Amendment in substantially the form as filed as an exhibit to the Registration Statement, the shares of Common Stock covered by the Registration Statement and subject to issuance in the Mergers, when issued pursuant to the provisions of the Merger Agreement and in the manner as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

          3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus as supplemented which is to be filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement.

                                   Very truly yours,



                                   FOLEY & LARDNER